 EX 10.2

REVOLVING PROMISSORY NOTE

[Revolving Line]

$4,000,000.00 June 30, 2011

FOR VALUE RECEIVED, M-TRON INDUSTRIES, INC., a Delaware corporation and PIEZO TECHNOLOGY, INC., a Florida corporation, jointly and severally (sometimes hereinafter collectively, referred to as the "undersigned" or the "Borrower"), promise to pay to the order of J.P. MORGAN CHASE BANK, N.A., or any subsequent holder of this Note ("Lender") at its principal offices located at 420 South Orange Avenue, CNL Center II, 2nd Floor, Orlando, FL 32801 (or at such other place or places as Lender may designate) the principal sum of Four Million and No/100 Dollars ($4,000,000.00) or so much thereof as may be from time to time outstanding, plus interest thereon at the Interest Rate hereinafter defined, all in accordance with the terms and conditions of this Promissory Note (this "Note") and Master Loan Agreement (“Loan Agreement”) of even date herewith.

Borrower shall, in accordance with the terms and conditions of the Loan Agreement be permitted to draw funds (a “Loan Disbursement”).  This Note evidences the Borrower’s agreement to repay funds drawn hereunder.  Lender’s records of the aggregate amount of Loan Disbursements from time to time shall be conclusive proof thereof absent manifest error.

This Note is secured by a Master Security Agreement of even date granted by the Borrower in favor of Lender (the “Collateral Document”),  the Loan Agreement and UCC Financing Statements (the "Financing Statements"), and other agreements by and between Borrower and Lender.

This Note, the Collateral Document, Loan Agreement, Financing Statements and such other agreements are hereinafter referred to collectively as the "Loan Documents" and the loan evidenced thereby is hereinafter referred to as the "Loan."  Terms used herein but not otherwise defined hereunder are defined as set forth in the Loan Agreement.  All of the terms, definitions, conditions and covenants of the Loan Documents are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Note is entitled to the benefits of and remedies provided in the Loan Documents.

Subject to the terms and conditions of the Loan Documents, Lender shall loan hereunder to Borrower such amounts as may from time to time be requested by Borrower provided that (a) the aggregate principal amount borrowed hereunder shall not at any time exceed the full amount of this Note and (b) no Event of Default, as defined herein, shall exist or be caused thereby. Borrower may, in accordance with the terms, conditions and limitations of the Loan Agreement, borrow, repay and reborrow hereunder at any time, up to the full amount of this Note.  Borrower shall not be permitted to borrow additional advances hereunder if Borrower is in default under any provision of this Note, any document evidencing and/or securing this Note, the Loan Agreement, or any other obligation of Borrower to Lender.  Lender shall have no liability to Borrower for its refusal to advance funds based upon its determination that any conditions of such further advances have not been met. Principal of and accrued interest on Loan Disbursements shall be due and payable as follows:

Interest Rate.  A floating rate of interest equal to CB Floating Rate plus 0.00%.

"CB Floating Rate" means the Prime Rate; provided that the CB Floating Rate shall, on any day, not be less than the Adjusted One Month LIBOR Rate. The CB Floating Rate is a variable rate and any change in the CB Floating Rate due to any change in the Prime Rate or the Adjusted One Month LIBOR Rate is effective from and including the effective date of such change in the Prime Rate or the Adjusted One Month LIBOR Rate, respectively.

"Adjusted One Month LIBOR Rate" means, for any day, the sum of (i) 2.50% per annum plus (ii) the quotient of (a) the interest rate determined by the Lender by reference to the Page to be the rate at approximately 11:00 a.m. London time, on such date or, if such date is not a Business Day, on the immediately preceding Business Day for dollar deposits with a maturity equal to one (1) month, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to dollar deposits in the London interbank market with a maturity equal to one (1) month.

"Prime Rate" means the rate of interest per annum announced from time to time by the Lender as its prime rate. The Prime Rate is a variable rate and each change in the Prime Rate is effective from and including the date the change is announced as being effective. THE PRIME RATE IS A REFERENCE RATE AND MAY NOT BE THE LENDER’S LOWEST RATE.

1.  Interest will accrue on any non-banking day at the rate in effect on the immediately preceding banking day.  Interest shall be computed the basis of the actual number of days elapsed in a year of 360 days.

2. Terms of Repayment: All payments of principal and interest shall be made in lawful currency of the United States of America which shall be legal tender in payment of all debts, public and private, at the time of payment.

(a) Interest Only Payments. Interest only payments shall be due and payable monthly on the fifth (5th) day of each month commencing on August 5, 2011, with the first payment due and payable on the fifth day of the ensuing month, and continuing on the fifth day of each and every month thereafter until the Maturity Date, at which time the entire outstanding principal balance plus all accrued but unpaid interest shall be due and payable in full.

(b) Final Payment.  Upon the Maturity Date, Borrower shall pay to Lender all outstanding principal, interest, late charges and costs of collection due under this Note.

(c)  Authorization for Direct Payments (ACH Debits). To effectuate any payment due under this Note or under any of the other Loan Documents, the Borrower hereby authorizes the Lender to initiate debit entries to Account Number xxxxxxxxx at the Lender and to debit the same to such account. This authorization to initiate debit entries shall remain in full force and effect until the Lender has received written notification of its termination in such time and in such manner as to afford the Lender a reasonable opportunity to act on it. The Borrower represents that the Lender is and will be the owner of all funds in such account. The Borrower acknowledges: (1) that such debit entries may cause an overdraft of such account which may result in the Lender’s refusal to honor items drawn on such account until adequate deposits are made to such account; (2) that the Lender is under no duty or obligation to initiate any debit entry for any purpose; and (3) that if a debit is not made because the above-referenced account does not have a sufficient available balance, or otherwise, the payment may be late or past due.

3. Prepayment.  This Note may be prepaid in whole or in part at any time without fee, premium or penalty, unless otherwise due under any applicable Rate Management Agreement (as defined in the Loan Agreement).  Any partial prepayment shall be applied in accordance with paragraph 10 below and shall not postpone the due date of any subsequent periodic installments or the Maturity Date, or change the amount of such installments due, unless Lender shall otherwise agree in writing.

4. Late Charges. If Borrower fails to pay the installments of interest and principal on any due date provided for herein or within ten (10) days thereafter, then Borrower shall pay to Lender a late payment charge equal to five percent (5%) of the amount of the unpaid installment as liquidated compensation to Lender for the extra expense to Lender to process and administer the late payment, Borrower agreeing, by execution hereof, that any other measure of compensation for a late payment is speculative and impossible to compute. This provision for late charges shall not be deemed to extend the time for payment or be a “grace period” or “cure period” that gives Borrower a right to cure an Event of Default. Imposition of late charges is not contingent upon the giving of any notice or lapse of any cure period provided for in the Loan Documents and shall not be deemed a waiver of any right or remedy of Lender, including without limitation, acceleration of this Note.

5. Maturity Date.  The then outstanding principal balance plus all accrued but unpaid interest shall be due and payable on June 30, 2013 (the "Maturity Date").

6. Default.  A Default or an Event of Default shall be as set forth in the Loan Agreement.

7. Acceleration.  Upon the occurrence of a Default hereunder or under the terms of any one or more of the Loan Documents, Lender may declare the then outstanding principal and all accrued but unpaid interest immediately due and payable and upon acceleration and thereafter this Note shall bear interest at the Default Rate, hereinafter defined, until all indebtedness evidenced hereby and secured by the Loan Documents has been paid in full.  Further, in the event of such acceleration, the Loan, and all other indebtedness of Borrower to Lender arising out of or in connection with the Loan shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by Borrower.  Any judgment rendered on this Note shall bear interest at the Default Rate (as herein defined).

8. Default Rate.   Default Rate shall mean and refer to a rate of interest at the Interest Rate plus 3.0% if then permitted under applicable law.

9. Application of Payments.  All sums received by Lender for application to the Loan may be applied by Lender to late charges, expenses, costs, interest, principal, and other amounts owing to Lender in connection with the Loan in the order selected by Lender in its sole discretion.

10. Expenses.  In the event this Note is not paid when due on any stated or accelerated maturity date, or should it be necessary for Lender to enforce any other of its rights under this Note, or the Loan Documents, Borrower will pay to Lender, in addition to principal, interest and other charges due hereunder or under the Loan Documents, all costs of collection or enforcement, including reasonable attorneys' fees, paralegals' fees, legal assistants' fees, costs and expenses, whether incurred with respect to collection, litigation, bankruptcy proceedings, interpretation, dispute, negotiation, trial, appeal, defense of actions instituted by a third party against Lender arising out of or related to the Loan, enforcement of any judgment based on this Note, or otherwise, whether or not a suit to collect such amounts or to enforce such rights is brought or, if brought, is prosecuted to judgment.

11. Waiver.  All persons now or at any time liable for payment of this Note, whether directly or indirectly, hereby waive presentment, protest, notice of protest and dishonor.  The undersigned expressly consents to any extensions and renewals, in whole or in part, to the release of any or co-makers and any collateral security or portions thereof, given to secure this Note, and all delays in time of payment or other performance which Lender may grant, in its sole discretion, at any time and from time to time without limitation, all without any notice or further consent of Borrower, and any such grant by Lender shall not be deemed a waiver of any subsequent delay or any of Lender's rights hereunder or under the Loan Documents.

12. Usury.  In no event shall this or any other provision herein or in the Loan Documents, permit the collection of any interest which would be usurious under the laws of the State of Florida.  If any such interest in excess of the maximum rate allowable under applicable law has been collected, Borrower agrees that the amount of interest collected above the maximum rate permitted by applicable law, together with interest thereon at the rate required by applicable law, shall be refunded to Borrower, and Borrower agrees to accept such refund, or, at Borrower's option, such refund shall be applied as a principal payment hereunder.

13. Modification.  This Note may not be changed orally, but only by an agreement in writing signed by the Lender and Borrower.

14. Applicable Law.  This Note shall be governed by and construed in accordance with the laws of the State of Florida.

15. Successors and Assigns.  As used herein, the terms "Borrower" and "Lender" shall be deemed to include their respective heirs, personal representatives, successors and assigns.  The owner of this Note may also disclose any such information to any regulatory body having jurisdiction over Lender.

16. Severability.  In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal, or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operates or would prospectively operate to invalidate this Note, then and in any of those events, only such provision or provisions shall be deemed null and void and shall not affect any other provision of this Note.  The remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced, or disturbed thereby.  In the event any provisions of this Note are inconsistent with the provisions of any of the other Loan Documents, or any other agreements or documents executed in connection with this Note, this Note shall control.

17. Captions; Pronouns.  Captions are for reference only and in no way limit the terms of this Note.  The pronouns used in this instrument shall be construed as masculine, feminine, or neuter as the occasion may require.  Use of the singular includes the plural, and vice versa.

18. Business Day.  Any reference herein or in the Loan Documents to a day or business day shall be deemed to refer to a banking day which shall be a day on which Lender is open for the transaction of business, excluding any national holidays, and any performance which would otherwise be required on a day other than a banking day shall be timely performed in such instance, if performed on the next succeeding banking day.  Notwithstanding such timely performance, interest shall continue to accrue hereunder until such payment or performance has been made.

19. Information Sharing, Assignability and Confidentiality.  Borrower agrees that the Lender may provide any information or knowledge the Lender may have about the Borrower or about any matter relating to this Note or any of the other Loan Documents to JPMorgan Chase & Co., or any of its subsidiaries or affiliates or their successors, or to any one or more purchasers or potential purchasers of this Note or any of the other Loan Documents.  The Borrower agrees that the Lender may at any time sell, assign or transfer one or more interests or participations in all or any part of its rights and obligations in this Note to one or more purchasers whether or not related to the Lender.

20. WAIVER OF JURY TRIAL.  THE PARTIES MUTUALLY AGREE THAT NEITHER PARTY, NOR ANY ASSIGNEE, SUCCESSOR, HEIR, OR LEGAL REPRESENTATIVE OF THE PARTIES (ALL OF WHOM ARE HEREINAFTER REFERRED TO AS THE "PARTIES") SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RELATED AGREEMENT OR INSTRUMENT, ANY OTHER COLLATERAL FOR THE DEBT OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG THE PARTIES, OR ANY OF THEM.  NONE OF THE PARTIES WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN WAIVED.  THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY NEGOTIATED BY THE PARTIES WITH LENDER.  THE WAIVER CONTAINED HEREIN IS IRREVOCABLE, CONSTITUTES A KNOWING AND VOLUNTARY WAIVER, AND IS SUBJECT TO NO EXCEPTIONS.  LENDER HAS IN NO WAY AGREED WITH OR REPRESENTED TO BORROWER OR ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the day and year first above written.

M-TRON INDUSTRIES, INC., a Delaware corporation

By: /s/ R. LaDuane Clifton
Name: R. LaDuane Clifton
Title: Chief Accounting Officer

(CORPORATE SEAL)

PIEZO TECHNOLOGY, INC., a Florida corporation

By: /s/ R. LaDuane Clifton
Name: R. LaDuane Clifton
Title: Chief Accounting Officer

(CORPORATE SEAL)

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PROPER DOCUMENTARY STAMPS, IF ANY REQUIRED, HAVE BEEN PAID AND AFFIXED TO THE THIS NOTE.